SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of report (date of earliest event reported):
                           May 31, 2005 (May 26, 2005)



                         FASTFUNDS FINANCIAL CORPORATION

               (Exact name of registrant as specified in charter)



                Nevada                 333-1026D                87-0425514
(State or other jurisdiction    (Commission file number)      (IRS employer
of incorporation)                                         identification number)



                       11100 Wayzata Boulevard, Suite 111
                              Minnetonka, MN 55305
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (952) 541-0455

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

         On May 26, 2005, Mr. Graham Newall, Chief Executive Officer of FastFunds Financial Corporation ("FastFunds" or the "Company"), resigned his position as Chief Executive Officer and left the employ of the Company.

         Also effective May 26, 2005, the Board of Directors of the Company appointed Mr. Michael S. Casazza, 54, as acting Chief Executive Officer of FastFunds for a period to be determined solely by the Company's board of directors. No employment agreement has been executed between Mr. Casazza and the Company. No family relationships exist and there have been no reportable transactions between Mr. Casazza and the Company. Since February 2004, Mr. Casazza has been a director of Equitex, Inc., the majority stockholder of FastFunds. From 1998 to the present, Mr. Casazza has been chairman of the board and president of A&M Trucking, Inc., a privately-held trucking company based in Denver, Colorado. From 1993 to 1997, and from 1990 to 1996, Mr. Casazza was president and chief executive officer of California Pro Sports, Inc. and MacGregor Sports and Fitness, respectively, both publicly-held manufacturers of sporting goods equipment. Prior to 1990, Mr. Casazza also held senior executive level positions with Dunlop Sports Corporation and Wilson Sporting Goods. Mr. Casazza received his Bachelors Degree in Business Administration from St. Bonaventure University in 1972.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        FASTFUNDS FINANCIAL CORPORATION
Date:  May 31, 2005                     By: /s/  Ijaz Anwar
                                            -----------------------------------
                                            Ijaz Anwar, Chief Financial Officer




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